(m)(1)(i)

AMENDED SCHEDULE A

with respect to

VOYA SEPARATE PORTFOLIOS TRUST

SERVICE AND DISTRIBUTION PLAN

CLASS A SHARES

Name of Fund

Voya Investment Grade Credit Fund

Voya Target Retirement 2020 Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya In-Retirement Fund

Voya Securitized Credit Fund

Effective Date: May 12, 2016 in connection with the addition of Class A shares for Voya Investment Grade Credit Fund.